Exhibit 3.01

                            ARTICLES OF INCORPORATION
                                       OF
                   CHARTER COMMUNICATIONS INTERNATIONAL, INC.

     The undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Nevada does hereby sign, verify and deliver to the Secretary of State of the State of Nevada, these Articles of Incorporation:

                                    ARTICLE I
                                      Name

     The name of the Corporation is Charter Communications International, Inc. (hereinafter referred to as the "Corporation").

                                   ARTICLE II
                                    Duration

     The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

                                   ARTICLE III
                      Registered Office and Resident Agent

     The address of the Corporation's registered office is 400 West King Street, Suite 302, Carson City, Nevada 89703. The name of the resident agent is Capitol Document Services, Inc.

                                   ARTICLE IV
                                     Purpose

     The nature of the business of the Corporation and the purpose for which it is organized is to engage in any business and lawful act or activity.

                                    ARTICLE V
                                     Capital

     The aggregate number of shares which the Corporation shall have the authority to issue is forty five million (45,000,000) shares of a par value of one one-thousandth of one cent ($0.00001), which shares shall be designated "Common Stock", and one hundred thousand (100,000) shares of a par value of one cent ($0.01), which shares shall be designated "Preferred Stock." Both the Common Stock and the Preferred Stock may be subdivided and issued in series pursuant to resolutions of the board of directors containing such designations, limitations, rights and preferences which the board of directors, in its sole discretion, may determine to be appropriate.


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                    A.   Preferred Stock

     1. Issuance in Series. The Preferred Stock may be divided into and issued in one or more series. The board of directors is hereby vested with authority from time to time to establish and designate series of unissued shares of any or all Preferred Stock by fixing and determining the number of shares comprising such series and the relative rights and preferences of any series so established, such relative rights and preferences of any series may vary in any and all respects, and to increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. To establish a series of Preferred Stock, the board of directors shall adopt a resolution setting forth the number of shares comprising such series and the designation of the series and fixing and determining the relative rights and preferences thereof. In decreasing or increasing the number of shares of a series, the board of directors shall adopt a resolution fixing and determining the new number of shares of each series in which the number of shares is decreased or increased. The relative rights and preferences of all shares of Preferred Stock, as determined by the board of directors, need not be identical provided that all shares of the same series are identical in all respects. Prior to the issuance of any shares of a series established by resolution adopted by the board of directors, and prior to the issuance of any shares of a series in which the number of shares has been decreased or increased by resolution adopted by the board of directors, if such issuance is the first issuance of shares of such series since such resolution was adopted, the Corporation shall file with the Secretary of State a statement setting forth such information as prescribed by the laws of the State of Nevada.

     2. Dividends. The holders of each series of Preferred Stock at the time outstanding shall be entitled to receive, when and as declared to be payable by the board of directors, out of any funds legally available for the payment thereof, dividends at the rate theretofore affixed by the board of directors for such series of Preferred Stock, and no more, payable on the dates specified therefor in the resolution of the board of directors establishing such series.

                    B.   Common Stock

     1. Dividends. Subject to all the rights of the Preferred Stock or any series thereof set forth in any resolution of the board of directors providing for the issuance of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

     2. Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held.

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                                   ARTICLE VI
                                Preemptive Rights

     No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.


                                   ARTICLE VII
                                 Governing Board

     The members of the governing board shall be known as directors and the number thereof shall be not less than one (1).

     The name and post office box or street address, either residence or business, of the members of the initial board of directors is as follows:

         NAME                                 ADDRESS

         David G. Olson                       11200 Westheimer, Suite 615
                                              Houston, Texas 77042

         John S. Reiland                      11200 Westheimer, Suite 615
                                              Houston, Texas 77042

         Roan L. Scraper                      11200 Westheimer, Suite 615
                                              Houston, Texas 77042


     The initial board of directors will serve as the board of directors until the first annual meeting of the shareholders, or until their successors are elected and qualified.

                                  ARTICLE VIII
                              Business Combinations

     This Corporation expressly elects not to be governed by the provisions of Nevada Revised Statutes Sections 78.411 to 78.444, inclusive.

                                   ARTICLE IX
                               Director Liability

     To the fullest extent permitted by Nevada statutes, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits broader limitations than permitted prior to such amendment), a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or amendment of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment.

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                                    ARTICLE X
                     Transactions with Interested Directors

     No contract or other transaction between the Corporation and one or more of its directors or officers, or between a Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested is void or voidable solely for this reason or solely because any such director of officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exist:

          (a) The fact of the common directorship, office or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

          (b) The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

          (c) The fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the Corporation for action.

          (d) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve or ratify a contract or transaction.

                                   ARTICLE XI
                              Corporate Opportunity

     The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by the Corporation's board of directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as the Corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of the Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have to the Corporation.

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                                   ARTICLE XII
                   Indemnification and Limitation of Liability

     1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

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     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a)  By the stockholders;

          (b)  By the board of directors by majority vote of a quorum consisting
               of  directors   who  were  not  parties  to  the  act,   suit  or
               proceedings;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the act, suit or proceedings cannot be obtained, by independent legal counsel in a written opinion.

     5. The Corporation shall pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officers to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director of officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent an inures to the benefit of the heirs, executors and administrators of such a person.

     As used herein, the term "Corporation" includes this Corporation, and, in addition, for purposes of this Article, references to "the Corporation" shall also include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     7. Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article. Any such insurance may be procured from any insurance company designated by the board of directors of the Corporation, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has equity or any other interest, through stock ownership or otherwise.

     9. Indemnification of Heirs, Executors and Administrators. The indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE XIII
                                  Incorporator

     The name and post office address of the incorporator signing the Articles of Incorporation of the Corporation is as follows:

                  NAME                                       ADDRESS

         William T. Heller IV                     Brown, Parker & Leahy, L.L.P.
                                                  1200 Smith Street, Suite 3600
                                                  Houston, Texas 77002


         DATED this ____ day of ________________, 1996.




                                                     --------------------------
                                                     William T. Heller IV

STATE OF TEXAS                      )
                                    )       ss.
COUNTY OF HARRIS                    )

         I, the undersigned, a Notary Public, hereby certify that on ________________, 1996, the above-named incorporator personally appeared before me, and being by me first duly sworn declared that he/she is the person who signed the foregoing document as incorporator and that the statements therein contained are true.
         WITNESS my hand and official seal.

                                                 Notary Public

                                                 Address:




                                                 My Commission Expires:



         (N O T A R I A L  S E A L)

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